EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In  connection  with  the  Quarterly Report of Palomar Enterprises, Inc., a Nevada corporation (the "Company"), Form 10-QSB for the period ended September 30, 2005, as  filed  with  the  Securities and Exchange Commission on the date hereof (the "Report"), I, Brent  Fouch, Treasurer, Chief Financial Officer and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to  Section  906  of  the  Sarbanes-Oxley  Act  of  2002,  that:

     (1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of  1934;  and

     (2)     The  information  contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  November 21, 2005.

/s/  Brent Fouch

Brent Fouch, Treasurer, Chief Financial

Officer and Director